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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

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
           SUBSIDIARY                                                     PLACE OF INCORPORATION
           -------------------------------------------------------------  -----------------------
       1.  Cardinal Data Corporation                                      Massachusetts

       2.  Ross Systems (U.K.) Ltd.                                       United Kingdom

       3.  RossData Canada Limited                                        Canada

       4.  Ross Computer Software B.V.                                    The Netherlands

       5.  Ross Systems Nederland B.V.                                    The Netherlands

       6.  Ross Systems France S.A.                                       France

       7.  Ross Systems Europe N.V.                                       Belgium

       8.  Pioneer Software, Inc.                                         California

       9.  Ross Systems Deutschland GmbH                                  Germany
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